Exhibit 24(b)(8.51)
SECOND AMENDMENT TO SELLING AND SERVICES AGREEMENT
AND
FUND PARTICIPATION AGREEMENT

This Second Amendment to the Selling and Services Agreement and Fund Participation Agreement
(“Amendment”) is dated this 1st of July, 2009, among ING Life Insurance and Annuity Company (f/k/a Aetna
Life Insurance and Annuity Company) (“ING Life”), ING Financial Advisers, LLC (“ING Financial”), ING
Institutional Plan Services, LLC (“ING Institutional”), ReliaStar Life Insurance Company of New York
(“RLNY”), Eaton Vance Distributors, Inc. (“EVD” or “Distributor”), and the Eaton Vance Funds (“Fund” or
“Funds”) (collectively, the “Parties”).

WHEREAS, the Parties entered into a Selling and Services Agreement and Fund Participation Agreement
effective as of October 9, 2007 (the “Agreement”), as amended effective March 18, 2009, and

WHEREAS, the Parties wish to further amend the Agreement in order to make RLNY a party to the
Agreement for the purposes of offering shares of the Funds indirectly through annuity contracts and funding agreements issued by RLNY;

NOW THEREFORE, the Parties hereby amend the Agreements as follows:

1. RLNY is hereby added to the Agreement as an additional party, and all provisions in the Agreement relating to ING Life in its capacity as an insurance company are hereby amended to refer to both ING Life and
RLNY. The defined term “ING” in the Agreement is hereby amended to include ING Life, RLNY, ING
Institutional, and ING Financial.

2. The following is added as an additional “Whereas” clause:

“WHEREAS, RLNY is an insurance company that issues annuity contracts to certain plans under
Section 401 or 457 of the Code, through its Separate Account A; and”

3. Paragraph 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

4. The following is added as Section 13(e) to the Agreement:

2.	Omnibus Account.

The parties agree that, with respect to each Fund, up to four omnibus accounts, each held in the name of the Nominee, may be maintained (the “Account” or collectively, the
“Accounts”). One Account may be maintained in connection with Plans for which ING Life shall provide various recordkeeping and other administrative services, and a second Account may be maintained in connection with Plans for which ING Institutional shall provide various recordkeeping and other administrative services. Alternatively, one Account may be maintained in connection with Plans for which both ING Life and ING Institutional shall provide such recordkeeping and administrative services. A third Account held in the name of ING Life shall be maintained for those Plan assets directed for investment in the Fund through the Contracts issued by ING Life, and a fourth Account held in the name of RLNY shall be maintained for those Plan assets directed for investment in the Fund through the
Contracts issued by RLNY. ING Institutional, as service agent for Plans, or ING Life or
RLNY, as service agent for Plans or issuer of the Contracts, shall facilitate purchase and sale transactions with respect to the Accounts in accordance with the Agreement.

(d) Representations of RLNY. RLNY represents and warrants:

(i) that it (1) is a life insurance company organized under the laws of the State of
New York, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal and state insurance laws, (4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will maintain such license or authorization in effect at all times during the term of this
Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to it terms; and

(ii) that it is authorized under the Plans to 1) provide administrative services to the
Plans and (2) facilitate transactions in the Fund through the Account.

5. The following replaces Section 6 of the First Amendment to the Selling and Services Agreement and
Participation Agreement dated March 18, 2009:

6. Servicing Fees.

The provision of shareholder and administrative services to contract owners or to the Plans shall be the responsibility of ING Financial, ING Life, RLNY, ING Institutional, or the Nominee
and shall not be the responsibility of Distributor. The Nominee, or ING Life or RLNY on behalf of its Separate Accounts, will be recognized as the sole shareholder of Fund shares purchased under this Agreement. It is further recognized that there will be a substantial savings in administrative expense and recordkeeping expenses by virtue of having one shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, Distributor agrees to pay to ING Life, RLNY, and/or ING Institutional a servicing fee based on the annual rates described in Schedule C of the average net assets invested in the
Funds through the Contracts or through ING Life’s, RLNY’s, and ING Institutional’s arrangements with Plans in each calendar quarter. Distributor will make such payments to ING
Life, RLNY, or ING Institutional within thirty (30) days after the end of each calendar quarter.
Each payment will be accompanied by a statement showing the calculation of the fee payable to
ING Life, RLNY, or ING Institutional for the quarter and such other supporting data as may be reasonably requested by ING Life, RLNY, or ING Institutional. If required by a Plan or by applicable law, ING Life, RLNY, or ING Institutional shall have the right to allocate to a Plan or to Participant accounts in a Plan all or a portion of such servicing fees, or to use servicing fees it collects from Distributor to offset other fees payable by the Plan to ING Life, RLNY, or ING
Institutional.

6. The following replaces Section 7 of the First Amendment to the Selling and Services Agreement and
Participation Agreement dated March 18, 2009:

7. 12b-1 Fees.

To compensate ING Financial for its distribution of Fund Shares and making the Funds available under the contracts or other arrangements offered by ING, Distributor shall make quarterly payments to ING Financial, based on the annual rates:

A shares pay ___bp (____bp quarterly)
C shares pay ___bp (____bp monthly)
R shares pay ___bp (____bp quarterly)
I shares do not pay a 12b-1

of the average net assets invested in the Funds through the Contracts or through ING Life’s,
RLNY’s, or ING Institutional’s arrangements with Plans in each calendar quarter. Distributor will make such payments to ING Financial within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to ING Financial for the quarter and such other supporting data as may be reasonably requested by ING Financial. If required by a Plan or by applicable law, ING Financial shall have the right to allocate to a Plan or to Participant accounts in a Plan all or a portion of such 12b-1 fees, or to use 12b-1 fees it collects from Distributor to offset other fees payable by the Plan to
ING Financial.

7. Schedule A to the Agreement is hereby replaced by Schedule A attached hereto.

8. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

9. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ING LIFE INSURANCE AND		EATON VANCE DISTRIBUTORS, INC.
ANNUITY COMPANY
		By:	/s/ Sean P. Kelly
By:	/s/ Lisa S. Gilarde	Name:	Sean P. Kelly, CFA
Name:	Lisa S. Gilarde	Title:	Vice President/Managing Director
Title:	Vice President

ING FINANCIAL ADVISERS, LLC		EATON VANCE FUNDS
(ON BEHALF OF EACH REGISTERED
By:	/s/ David Kelsey	INVESTEMENT COMPANY LISTED ON
Name:	David Kelsey	SCHEDULE B OF THE AGREEMENT)
Title:	COO/VP
		By:	/s/ Barbara Campbell
		Name:	Barbara Campbell
		Title:	Treasurer

ING INSTITUTIONAL PLAN SERVICES, LLC		RELIASTAR LIFE INSURANCE COMPANY
OF NEW YORK

By:	/s/ Michelle Sheiowitz attorney in fact	By:	/s/ Brian D. Comer
Name:	Michelle Sheiowitz	Name:	Brian D. Comer
Title:	Vice President	Title:	Sr. VP/Director

SCHEDULE A

Separate Account A of ReliaStar Life Insurance Company of New York

SCHEDULE B

Eaton Vance Group of Funds

All Class A, C, R and I share classes, as applicable, with the exception of Eaton Vance Tax-Managed
Emerging Markets Fund, the Eaton Vance Real Estate Fund, the Eaton Vance Atlanta-Capital Large-Cap Growth Fund
Class I (EILGX) and municipal bond funds (in any share class), of each series of the following registered investment companies will be made available and will only be responsible for payment of fees related to that specific Fund:

Eaton Vance Growth Trust (except Eaton Vance Atlanta-Capital Large-Cap Growth Fund Class I (EILGX))

Eaton Vance Investment Trust
Eaton Vance Mutual Funds Trust
Eaton Vance Series Trust
Eaton Vance Series Trust II (except Eaton Vance Tax-Managed Emerging Markets Fund)
Eaton Vance Special Investment Trust (except Eaton Vance Real Estate Fund)
Eaton Vance Variable Trust

SCHEDULE C

Fee Schedule

For the term of this Agreement, the Funds shall pay the Plan Servicer the following amounts with respect to the average daily net asset value of Account balances during each calendar quarter in
Class A, Class C and Class R of each Fund listed in Schedule B.

___bps multiplied by
the number of days in the current quarter/365
multiplied by the total net asset value of Account
balances in the Fund for the preceding month.

For the term of this Agreement, the Funds shall pay the Plan Servicer the following amounts with respect to the average daily net asset value of Account balances during each calendar quarter in
Class I of each Fund listed in Schedule A.

___bps multiplied by
the number of days in the current quarter/365
multiplied by the total net asset value of Account
balances in the Fund for the preceding month

The Plan Servicer or its designee shall calculate the amount of each quarterly payment and shall deliver to the Funds a quarterly statement showing the calculation of the amount payable to the Plan Servicer.

Please provide the following detail in these invoices:

TPA / Client	Fund Name	Cusip Acct#	Avg Fund	Avg Participant	Sub TA	Fees Due
Name			Assets	Count	(bps)

These invoices can be e-mailed to the address below:

TO: JMorales@EatonVance.com

CC: Proposals@EatonVance.com